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                                                                    Exhibit 10.6

                         GUARANTY OF LEASE OBLIGATIONS


         This Guaranty of Lease Obligations (this "Guaranty") is made and entered into as of November 8, 1996 by and among Doubletree Corporation, a Delaware corporation ("Parent"), Red Lion Hotels, Inc., a Delaware corporation ("RLI"), and RLH Partnership, L.P., a Delaware limited partnership ("RLH Partnership").

                                    RECITALS

         WHEREAS, pursuant to the RLH Partnership, L.P. Contribution Agreement dated August 1, 1995 between Red Lion, a California Limited Partnership (the "Partnership") and RLH Partnership, the Partnership transferred to RLH Partnership certain interests in the hotels described in Exhibit A hereto (the "Retained Hotels");

         WHEREAS, pursuant to the Lease dated August 1, 1995 between RLH Partnership and RLI, as supplemented by that certain Non-Disturbance and Attornment Agreement dated concurrently therewith, and as further amended from time to time (collectively, the "Master Lease"), RLH Partnership has leased the Retained Hotels to RLI;

         WHEREAS, in connection with the merger of RLH Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, with and into RLI, effective as of the date hereof, Parent, RLI, the Partnership and certain affiliates of the Partnership, have executed a Partnership Services Agreement (the "Partnership Services Agreement") providing for, among other things, the Parent's guaranty of the liabilities and obligations of RLI and its subsidiaries described in such agreement; and

         WHEREAS, the parties desire to set forth the Parent's guaranty obligations with respect to the Master Lease in this Guaranty.

                                   AGREEMENT

         NOW, THEREFORE, in acknowledgment of the foregoing recitals and in consideration of the mutual agreements expressed herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1.      Guaranty of Lease Obligations

         Parent agrees to guaranty the punctual payment and performance of any and all liabilities and obligations of RLI and its subsidiaries owed to RLH Partnership and its partners and affiliates, and all of such person's officers, directors, employees, shareholders and agents, and any of the foregoing's successors and assigns (collectively, the "Indemnified Parties"), arising out of or related to the Master Lease (the "Obligations").





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Parent hereby waives diligence, presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest of any such Obligation, suit or taking other action by the Indemnified Parties against, and giving any notice of default or other notice to, or making any demand on, RLI or its subsidiaries with respect to the Obligations, except such rights to diligence, presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest, notices and/or grace periods as are available to RLI or its subsidiaries, as the case may be, in connection with any such Obligation. Subject to this Section 1, Parent's guaranty is a guarantee of payment and not of collection only, is a primary obligation and is an absolute, unconditional, continuing and irrevocable guaranty of performance and payment. In determining Parent's liability hereunder, Parent shall have the right to assert or take advantage of any right or defense, and to assert any right to offset or claimed offset related to such right or defense, in each case then available to RLI or its subsidiaries, as the case may be, in connection with the Obligation that is subject to such right or defense, provided that Parent may not assert any right or defense of RLI or its subsidiaries, as the case may be, that may arise in connection with any event set forth in the last sentence of this paragraph. To the extent enforceable by law, Parent will not assert, plead or enforce against the Indemnified Parties any defense of waiver, release, discharge or disallowance in bankruptcy, anti-deficiency statute, or unenforceability which may be available to Parent. The liability of Parent under this Guaranty shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting RLI or any of its subsidiaries or any of their respective assets.

         2.      Anti-Deficiency Waivers

         Parent hereby waives the rights set forth in Section 17 of the Non-Disturbance and Attornment Agreement dated as of August 1, 1995 by and among RLH Partnership, RLI and Credit Lyonnais New York Branch, as Administrative Agent, to the same extent as Tenant (as defined in such agreement) waives such rights.

         3.      Successors and Assigns

         This Guaranty shall be binding upon and inure to the benefit of the successors and assigns of the parties.

         4.      Amendment

 This Guaranty may be amended only by a written agreement signed by the parties.





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         5.      Governing Law

         This Guaranty shall be governed by and construed by the governing laws determined in accordance with Section 22.11 of the Master Lease.

         6.      Specific Performance

         RLH Partnership, RLI and Parent agree that monetary damages would not be adequate compensation for any loss incurred by the Indemnified Parties by reason of a breach of the provisions of this Guaranty by RLI or Parent. Therefore, the Indemnified Parties shall be entitled to specific performance of the provisions of this Guaranty and RLI and Parent each hereby waives the claim or defense that there exists an adequate remedy at law to redress the nonperformance or other breach of this Guaranty.

         7.      Agreement to Perform Necessary Acts

         Each party agrees to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Guaranty.

         8.      Invalid Provision

         The invalidity or unenforceability of any particular provision of this Guaranty shall not affect the other provisions, and this Guaranty shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         9.      No Waiver of Breach

         No failure by any Indemnified Party to insist upon the strict performance of any covenant, agreement, term or provision of this Guaranty, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or subsequent breach of such covenant, agreement, term or provision. No waiver of any breach shall affect or alter this Guaranty, and this Guaranty shall remain in full force and effect.

         10.     Entire Agreement

         This Guaranty evidences the entire agreement of the parties with respect to the matters covered herein and supersedes all prior oral or written agreements or other understandings.

         11.     Counterparts

         This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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         IN WITNESS WHEREOF, the parties have executed this Guaranty as of the date first written above.

"Parent"                          Doubletree Corporation,
                                  a Delaware corporation


                                  __________________________________________
                                  By:
                                  Its:


"RLI"                             Red Lion Hotels, Inc.,
                                  a Delaware corporation


                                  __________________________________________
                                  By:      Beth A. Ugoretz
                                  Its:     Senior Vice President


"RLH Partnership"                 RLH Partnership, L.P.,
                                  a Delaware limited partnership

                                  By:      Red Lion G.P., Inc.,
                                           a Delaware corporation
                                           Its:  General Partner


                                  __________________________________________
                                  By:      Beth A. Ugoretz
                                  Its:     Vice President





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                          EXHIBIT A:   RETAINED HOTELS



                Red Lion's Sacramento Inn
                1401 Arden Way
                Sacramento, California 95815

                Red Lion Hotel, Sonoma County
                One Red Lion Hotel Drive
                Rohnert Park, California 94928

                Red Lion Hotel
                7450 Hazard Center Drive
                San Diego, California 92108

                Red Lion Inn
                501 Camino Del Rio
                Durango, Colorado 81301

                Red Lion Hotel, Boise Downtowner
                1800 Fairview
                Boise, Idaho 83702

                Red Lion Inn
                700 West Broadway
                Missoula, Montana 59802

                Red Lion Inn
                400 Industry Street
                Astoria, Oregon 97103

                Red Lion Inn/North
                1415 N.E. Third Street
                Bend, Oregon 97701

                Red Lion Inn
                1313 North Bayshore Drive
                Coos Bay, Oregon 97420

                Red Lion Inn
                205 Coburg Road
                Eugene, Oregon 97401

                Red Lion Inn
                200 North Riverside
                Medford, Oregon 97501

                Red Lion Inn
                304 S.E. Nye Avenue
                Pendleton, Oregon 97801




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                Red Lion Hotel Salt Lake
                255 South West Temple
                Salt Lake City, Utah 84101

                Red Lion Inn
                510 Kelso Drive
                Kelso, Washington 98626

                Red Lion Hotel, Seattle Airport
                18740 Pacific Highway South
                Seattle, Washington 98188

                Red Lion Inn At The Quay
                100 Columbia Street
                Vancouver, Washington 98660

                Red Lion Inn
                1225 North Wenatchee Avenue
                Wenatchee, Washington 98801






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